UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

MEGA MATRIX CORP.

(Exact name of registrant as specified in our charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

(650) 340-1888

(Registrant’s telephone number, including area code)

AEROCENTURY CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACY	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with her new appointment as Chief Operating Officer of Mega Matrix Corp. (formerly known as AeroCentury Corp.) (the “Company”), on March 25, 2022, Ms. Florence Ng resigned as Vice President of Operations and Business Development, effective immediately. Ms. Ng’s resignation was not due to a disagreement with the Company, its operations, policies, or practices, but due to her new appointment as Chief Operating Officer of the Company. Ms. Ng continues to serve as a director of the Company.

(c) On March 25, 2022, the Company amended the existing employment agreement with Ms. Ng to reflect her new appointment as Chief Operating Officer (the “Second Amendment”). Ms. Ng will not receive additional compensation for serving as the Company’s Chief Operating Officer. The remaining material terms of Ms. Ng’s original employment agreement were unchanged.

Except as disclosed in this in this Current Report, there are no arrangements or understandings with any other person pursuant to which Ms. Ng was appointed as Chief Operating Officer of the Company. There are also no family relationships among Ms. Ng and any of the Company’s directors or executive officers. Except as disclosed in this in this Current Report, Ms. has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the original employment agreement with Ms. Ng is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2021, and a copy of the first amendment to the employment agreement with Ms. Ng is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2021 and are incorporated herein by reference. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 25, 2022, the Company changed its corporate name from AeroCentury Corp. to Mega Matrix Corp. pursuant to the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on March 18, 2022 (the “Name Change”). Pursuant to Delaware law, a shareholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s shareholders. The Company also amended and restated its bylaws on March 25, 2022 to reflect the Name Change.

The Company also announced that it intends for its shares of common stock to cease trading under the ticker symbol “ACY” and begin trading under its new ticker symbol, “MTMT”, on the NYSE American, effective with the opening of trading on March 28, 2022.

Copies of the Company’s Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, with this Current Report on Form 8-K and are incorporated herein by reference. The only change to the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws is the change of the Company’s corporate name from AeroCentury Corp. to Mega Matrix Corp.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
10.1	Second Amendment to Employment Agreement by and between Mega Matrix Corp. and Florence Ng, dated as of March 25, 2022
99.1	Press Release, dated March 25, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.

	By:	/s/ Yucheng Hu
Yucheng Hu Chief Executive Officer

Dated: March 25, 2022

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